EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-290783 and 333-283819) and Form S-8 (File Nos. 333-196360, 333-203152, 333-204690, 333-210239, 333-214785, 333-219125, 333-223747, 333-225396, 333-248536, 333-259621, 333-266923, 333-278352, 333-280514 and 333-290037) of Energous Corporation of our report dated March 26, 2026, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California
March 26, 2026